Exhibit 10.129
AMENDMENT NO. 11
TO
FINANCING AGREEMENT
     AMENDMENT NO. 11 TO FINANCING AGREEMENT (this “Amendment”) is entered into as of September 2, 2008, by and among CYNTHIA STEFFE ACQUISITION, LLC, a New York limited liability company (“CS Acquisition”), S.L. DANIELLE ACQUISITION, LLC, a New York limited liability company (“Danielle Acquisition”), BERNARD CHAUS, INC. a New York corporation (“Chaus” and together with CS Acquisition and Danielle Acquisition, collectively, the “Company”) and THE CIT GROUP/COMMERCIAL SERVICES, INC. (“CIT”) as agent (in such capacity, “Agent”) for itself and the various other financial institutions (together with CIT, collectively, the “Lenders”) named in or which hereafter become a party to the Financing Agreement (as hereafter defined).
BACKGROUND
     The Company, Agent and Lenders are parties to a Financing Agreement dated as of September 27, 2002 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”) pursuant to which Agent and Lenders provide financial accommodations to Company.
     The Company has requested that Agent and Lenders amend the Financing Agreement as hereinafter provided, and Agent on behalf of Lenders is willing to do so on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Company by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.
     2. Amendments to Financing Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Financing Agreement is hereby amended as follows:
          (a) Sub-clause (a) of Paragraph 7.10 of Section 7 of the Financing Agreement is hereby amended by deleting the amount “$7,800,000” set forth in the table appearing in said subsection for the fiscal quarter ending June 30, 2008 and inserting the amount “$7,100,000” in said table in lieu thereof.
          (b) Sub-clause (f) of Paragraph 7.10 of Section 7 of the Financing Agreement is hereby amended by deleting the amount “($1,700,000)” set forth in the table appearing in said subsection for the fiscal quarter ending June 30, 2008 and inserting the amount “($1,900,000)” in said table in lieu thereof.

     3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:
          (a) Agent’s receipt of four (4) copies of this Amendment duly executed by the Company and Agent; and
          (b) Agent shall have received such other certificates, instruments, documents and agreements as may reasonably be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.
     4. Representations and Warranties. Company hereby represents and warrants as follows:
          (a) This Amendment and the Financing Agreement, as modified hereby, constitute legal, valid and binding obligations of Company and are enforceable against Company in accordance with their respective terms.
          (b) Company hereby reaffirms all covenants, representations and warranties made in the Financing Agreement as amended herein are true and correct in all material respects and agrees that all such covenants, representations and warranties, as applicable, shall be deemed to have been remade as of the effective date of this Amendment (except to the extent of changes resulting from transactions contemplated or permitted by the Financing Agreement and the other Loan Documents and except to the extent that such representations and warranties relate expressly to an earlier date).
          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.
          (d) As of the date hereof, Company has no defense, counterclaim or offset with respect to the Financing Agreement.
     5. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.
     6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     7. Counterparts, Facsimile Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
     8. Effect on the Financing Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Financing Agreement as modified hereby.
          (b) Except as specifically modified hereby, the Financing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Financing Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
          (d) The security interests and liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Company in all respects.
[Signature page follows]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

CYNTHIA STEFFE ACQUISITION, LLC
By:	/s/ Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer

S.L. DANIELLE ACQUISITION, LLC
By:	/s/Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer

BERNARD CHAUS, INC.
By:	/s/ Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer

THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent and a Lender
By:	Kevin J. Winsch
	Name:	Kevin J. Winsch
	Title:	Senior Vice President

GUARANTOR ACKNOWLEDGEMENT
     Each of the undersigned hereby acknowledges and agrees that, notwithstanding the execution of the foregoing Amendment, the consummation of the amendments and transactions contemplated thereby, (i) all of the terms and conditions, representations and covenants contained in the undersigned’s respective Guaranties and Security Agreements are and shall remain in full force and effect in accordance with their respective terms and (ii) the security interests and liens theretofore granted, pledged and/or assigned under the Security Agreements as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of Amendment.

BERNARD CHAUS INTERNATIONAL (HONG KONG), INC.
By:	/s/ Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer

BERNARD CHAUS INTERNATIONAL (KOREA), INC.
By:	/s/ Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer

CHAUS RETAIL, INC.
By:	/s/ Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer

BERNARD CHAUS INTERNATIONAL (TAIWAN), INC.
By:	/s/ Barton Heminover
	Name:	Barton Heminover
	Title:	Chief Financial Officer